UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, Rebecca Jacoby, former Senior Vice President and Chief of Operations of Cisco Systems, Inc. (“Cisco”), entered into a Separation Agreement (the “Separation Agreement”) in connection with her termination of employment as an executive advisor effective September 21, 2018. The Separation Agreement provides that Ms. Jacoby will be entitled to accelerated vesting of the time-based restricted stock unit awards which are scheduled to vest between November 10, 2018 and February 10, 2020. Ms. Jacoby will also be entitled to a cash payment in the amount of $2,116,968.18, which is equal to eighteen months of her annual base salary, 150% of her target bonus award and 17 months of COBRA premiums.

In consideration for such benefits, Ms. Jacoby executed a release of claims relating to her employment and agreed to comply with certain post-termination restrictions, including among other things, not providing services to or engaging directly or indirectly with companies that are considered competitors of Cisco for one year, not soliciting Cisco’s employees for one year, not making disparaging statement about Cisco and continuing to comply with her Proprietary Information and Inventions Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Separation Agreement by and between Cisco Systems, Inc. and Rebecca Jacoby

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 12, 2018	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary